Exhibit 31.4

CERTIFICATIONS

I, Charles Constanti, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report of Procera Networks, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 6, 2012

/s/ Charles Constanti
Charles Constanti
Chief Financial Officer
(Principal Accounting and Financial Officer)